UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 27, 2006
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 27, 2006, Warren Resources, Inc. (the “Company”) received a letter from Marshall R. Miller that he was resigning from the Board of Directors of the Company. Mr. Miller’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K.

As a result of this resignation, the Company’s Board of Directors consists of eight members, five of which are independent directors (Chet Borgida, Len DeCecchis, Anthony Coelho, Dominick D’Alleva and Michael R. Quinlan) and three of which are employees or affiliates (Lloyd G. Davies, Thomas Noonan and Norman F. Swanton).

Mr. Miller also served as a member of the Audit Committee. The Charters for the following Board Committees require that such Committees consist of at least three independent directors: the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. Pending appointment of a new independent director, the Audit Committee will consist of only two independent directors. The Charter of the Audit Committee also requires that at least one director be a “financial expert”.  Mr. Borgida and Mr. DeCecchis are both financial experts on the Company’s Audit Committee.

The Company has commenced a search to find one or more directors to replace Mr. Miller.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

17.1	Resignation Letter of Marshall R. Miller from the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2006

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive
Officer